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                                                        Exhibit A

                        NEES GLOBAL, INC.
                    Consolidated Balance Sheet
                        December 31, 1998
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)

ASSETS
------
Current assets:
Cash                                                             $   595
 Accounts receivable, less reserves of $170,000                      939
 Other current assets                                              1,220
                                                                 -------
    Total current assets                                           2,754
                                                                 -------
Fixed assets:
 Property and equipment                                           20,867
 Accumulated depreciation                                         (4,175)
                                                                 -------
    Total fixed assets                                            16,692
                                                                 -------
Investments at cost:
 Separation Technologies, Inc.                                     1,000
 Nexus, Inc.                                                       2,150
 AllEnergy Marketing Co., LLC                                        676
                                                                 -------
    Total investments                                              3,826
                                                                 -------
Total assets                                                     $23,272
                                                                 =======

LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------
Current liabilities:
 Accounts payable                                                $   223
 Accounts payable to affiliates                                       53
 Accrued taxes                                                       217
 Miscellaneous accrued liabilities                                   237
                                                                 -------
    Total current liabilities                                        730
                                                                 -------

Accumulated deferred income taxes                                    836
Deferred credits and other liabilities                               314
                                                                 -------
    Total other liabilities                                        1,150

Parent company's investment:
 Common stock, par value $1 per share                                  1
 Subordinated notes payable to parent                             27,326
 Other paid-in capital                                             4,353
 Accumulated deficit                                             (10,288)
                                                                 -------
    Total parent company's investment                             21,392
                                                                 -------
Total liabilities and parent company's
 investment                                                      $23,272
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